UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 22, 2024 (July 22, 2024)

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

11 Derech Menachem Begin Street, Ramat Gan, Israel	5268104
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 9-774-1505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a direct financial obligation or an obligations under an off-balance sheet arrangement

First Credit Facility

On July 22, 2024, Viewbix Inc. (the “Company”) entered into an amended and restated facility agreement (the “First Facility Agreement”) for a $1 million (the “First Facility Loan Amount”) credit facility (the “First Credit Facility”) with certain lenders set forth therein (the “First Facility Lenders”) that amends and restates the prior facility agreement entered into on June 18, 2024 between the Company and the First Facility Lenders (the “First Prior Facility Agreement”). In addition to the First Facility Loan Amount, the First Facility Agreement contemplates the inclusion of an additional $530,657 of outstanding debt owed by the Company to the First Facility Lenders (the “First Facility Prior Loan Amount”, and together with the First Facility Loan Amount, the “First Loan Amount”), which First Facility Prior Loan Amount is entitled to certain rights under the First Facility Credit Facility.

The term (the “First Facility Term”) of the First Credit Facility expires 12 months following the date of the First Facility Agreement (the “Initial Maturity Date”), provided that, if the effectiveness of an uplisting of the Company’s shares of common stock, par value $0.0001 per share (the “common stock”) to a national securities exchange (the “Uplist”) occurs prior to the Initial Maturity Date, the First Facility Term shall expire 12 months following the effective date of the Uplist. The First Facility Agreement sets forth a drawdown schedule as follows: (i) an aggregate of $350,000 was drawn down on the date of the First Prior Facility Agreement, (ii) an aggregate of $150,000 drawn down upon the filing of the Facility Registration Statement (as defined below) and (iii) an aggregate of $500,000 drawn down upon the effectiveness of the Uplist.

The First Credit Facility will accrue interest at a rate of 12% per annum, and the Company will also pay such interest on the First Facility Prior Loan Amount”, which is equal to $183,679 (the “First Facility Interest”). The First Facility Interest shall be payable in (i) shares of common stock at a conversion rate of $0.25 for each U.S. dollar of Interest accrued on the respective First Loan Amount, equal to an aggregate of 734,715 shares of common stock (the “First Facility Shares”) and (b) a warrant to purchase a number of shares of common stock equal to the First Facility Shares, in the form attached hereto as Exhibit 10.2 (each a “First Facility Warrant”).

Immediately following the effectiveness of the Uplist, (i) $662,957 of the First Loan Amount will convert into shares of common stock at a conversion rate equal to $0.25 per share of common stock (the “First Facility Convertible Stock”) and (ii) the Company will issue a First Facility Warrant to purchase a number of shares of common stock equal to the First Facility Convertible Stock with an exercise price of $0.25 per share ((i) and (ii), collectively a “First Facility Conversion Unit”). Such portion of the First Loan Amount that is not converted into a First Facility Conversion Unit will remain outstanding and will not convert following the Uplist. For the duration of the First Facility Term of the First Credit Facility, the First Facility Lenders may elect to convert such unconverted portion of the First Loan Amount into additional First Facility Conversion Units or, upon the expiration of the First Facility Term, such unconverted portion of the First Loan Amount will be repaid in accordance with the terms of the First Facility Agreement. The First Facility Warrants are exercisable upon issuance at an exercise price of $0.25 per share, subject to certain beneficial ownership limitations and price adjustments set forth therein, and will have a three-year term from the issuance date.

In addition and in connection with the First Credit Facility, the Company agreed to pay L.I.A. Pure Capital Ltd. (the “Lead Lender”) a commission consisting of (i) 200,000 shares of common stock, (ii) a First Facility Warrant to purchase 200,000 shares of common stock with an exercise price of $0.25 per share of common stock and (iii) a warrant to purchase 2,500,000 shares of common stock with an exercise price of $1.00 per share of common stock, representing an aggregate exercise amount of $2.5 million, in the form attached hereto as Exhibit 10.3 (the “Lead Lender Warrant”).

The Lead Lender Warrant is immediately exercisable upon issuance, is subject to certain beneficial ownership limitations, adjustments and certain anti-dilution protections set forth therein, and will have a three-year term from the issuance date.

The Company undertook to file a registration statement (the “Facility Registration Statement”) with the Securities and Exchange Commission (“SEC”) within thirty (30) days of the date of the First Facility Agreement to register, inter alia, the resale by the First Facility Lenders of shares of common stock underlying the First Credit Facility, the First Facility Warrants and the First Facility Conversion Units.

Copies of the First Facility Agreement, the First Facility Warrants and the Lead Lender Warrant are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to, such exhibits.

Second Credit Facility

On July 22, 2024, the Company entered into an amended and restated facility agreement (the “Second Facility Agreement”) for a $2.5 million (the “Second Facility Loan Amount”) credit facility (the “Second Credit Facility”) with a certain lender (the “Second Facility Lender”) that amends and restates the prior facility agreement entered into on July 4, 2024 between the Company and the Second Facility Lender (the “Second Prior Facility Agreement”).

The Second Facility Loan Amount will remain available until the earliest to occur of (a)(i) its drawing down in full, or (ii) the 12-month anniversary of the Second Facility Agreement and (b) upon such date that the Company completes a $2.0 million financing transaction (the “Second Facility Term”). In the event the Second Facility Term lapses pursuant to (a) of the preceding sentence, the Second Facility Loan Amount shall be repaid to the Second Facility Lender in cash upon the 12-month anniversary of the Second Facility Agreement, and in the event the Second Facility Term lapses pursuant to (b) of the preceding sentence, the Second Facility Loan Amount shall be repaid to the Second Facility Lender in cash immediately following such $2.0 million financing transaction.

The Second Facility Agreement sets forth a drawdown schedule as follows: (i) an aggregate of $50,000 was drawn down on the date of the Second Prior Facility Agreement, (ii) an aggregate of $50,000 shall be drawn down upon the effectiveness of the Uplist (as defined above), and (c) following the Uplist, an aggregate of $200,000 shall be drawn down on a quarterly basis until the Second Facility Loan Amount is exhausted.

The Second Credit Facility will accrue interest at a rate of 12% per annum (the “Second Facility Interest”). The Second Facility Interest shall be payable in (i) shares of common stock at a conversion rate of $0.25 for each U.S. dollar of Second Facility Interest accrued on the respective Second Facility Loan Amount (the “Second Facility Shares”), and (ii) a warrant to purchase a number of shares of common stock equal to the Second Facility Shares, in the form attached hereto as Exhibit 10.5 (the “Second Facility Warrant”). The Second Facility Warrants are exercisable upon issuance at an exercise price of $0.25 per share of common stock, subject to certain beneficial ownership limitations and price adjustments set forth therein, and will have a three-year term from the issuance date.

Immediately following the effectiveness of the Uplist, (i) $100,000 of the Second Facility Loan Amount will convert into shares of common stock at a conversion rate equal to $0.25 per share of common stock (the “Second Facility Convertible Stock”) and (ii) the Company will issue a Second Facility Warrant to purchase a number of shares of common stock equal to the Second Facility Convertible Stock with an exercise price of $0.25 per share ((i) and (ii), collectively a “Second Facility Conversion Unit”). The remaining Second Facility Loan Amount outstanding and not converted following the Uplist shall remain available for the duration of the Second Facility Term, whereby, upon the lapse of the Second Facility Term, such amount shall be repaid to the Second Facility Lender.

In addition and in connection with the Second Credit Facility, the Company agreed to pay the Second Facility Lender a one-time fee consisting of: (i) 125,000 shares of common stock and (ii) a Second Facility Warrant to purchase 1,000,000 shares of common stock with an exercise price of $0.25 per share.

The Company undertook to file the Facility Registration Statement (as defined above) with the SEC within thirty (30) days of the date of the Second Facility Agreement to register, inter alia, the resale by the Second Facility Lender of shares of common stock underlying the Second Credit Facility, the Second Facility Warrants and the Second Facility Conversion Unit.

Copies of the Second Facility Agreement and the Second Facility Warrant are filed as Exhibits 10.4 and 10.5, respectively, to this Report and are incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to, such exhibits.

The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. This Report shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares of common stock or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This Report contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Report refers to a potential uplisting of the Company’s shares of common stock to a national securities exchange. In fact, such uplisting is subject to various conditions and contingencies. If these conditions are not satisfied or the specified contingencies do not occur, the uplisting may not occur. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 and Item 2.03 of this Report regarding the unregistered securities described herein is incorporated herein by reference.

(d) Exhibits

10.1	Form of Amended and Restated Facility Agreement, dated July 22, 2024 (First Facility Agreement)
10.2	Form of First Facility Warrants
10.3	Form of Lead Lender Warrant
10.4	Form of Amended and Restated Facility Agreement, dated July 22, 2024 (Second Facility Agreement)
10.5	Form of Second Facility Warrant
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

	By:	/s/ Amihay Hadad
	Name:	Amihay Hadad
	Title:	Chief Executive Officer

Date: July 22, 2024